Calculation of Filing Fee Tables
S-8
Alcoa Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	8,000,000	$ 63.24	$ 505,920,000.00	0.0001381	$ 69,867.55
Total Offering Amounts:						$ 505,920,000.00		$ 69,867.55
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 69,867.55
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends, recapitalization or similar transactions. (2) Represents shares of common stock, par value $0.01 per share, of Alcoa Corporation issuable pursuant to the Alcoa Corporation Stock and Incentive Compensation Plan (as Amended and Restated) being registered pursuant to this Registration Statement. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of the Registrant on the New York Stock Exchange on May 1, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources